Exhibit 99.1

Nabors Energy Transition Corp. Announces Extension of Deadline to Complete Business Combination

HOUSTON, TX, February 17, 2023 /PRNewswire/ -- Nabors Energy Transition Corp. (NYSE: NETC) (“NETC” or the “Company”) announced that its board of directors has elected to extend the date by which NETC has to consummate a business combination by an additional three-month period from February 18, 2023 to May 18, 2023 (the “Extension”), as permitted under NETC’s amended and restated certificate of incorporation (the “Charter”). The Extension provides NETC with additional time to complete its previously announced initial business combination (the “Business Combination”) with Vast Solar Pty Ltd (“Vast”).

In connection with the Extension, Nabors Lux 2 S.a.r.l. (“Nabors Lux”) and Greens Road Energy LLC (“Greens Road”), each an affiliate of Nabors Energy Transition Sponsor LLC (the “Sponsor”), have deposited a total of $2,760,000 (the “Extension Payment”), representing $0.10 per unit for the units sold in NETC’s initial public offering, into NETC’s trust account for its public stockholders (the “Trust Account”), which enable NETC to effectuate the Extension. Nabors Lux and Greens Road each loaned their respective portion of the Extension Payment to NETC through a non-interest-bearing loan. If NETC consummates an initial business combination, it will repay the loans out of the proceeds of the Trust Account or, at the option of the Sponsor, convert all or a portion of the loans into warrants for $1.00 per warrant, which warrants will be identical to the warrants issued by NETC in a private placement in connection with NETC’s initial public offering. If NETC does not consummate an initial business combination, it will repay the loans only from funds held outside of the Trust Account.

About Nabors Energy Transition Corp.

NETC is a blank check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company focused its search for a target business on companies that identify solutions, opportunities or technologies that focus on advancing the energy transition; specifically, companies that facilitate, improve or complement the reduction of carbon or greenhouse gas emissions while satisfying growing energy consumption across markets globally.

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed Business Combination, Vast will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 (the “Registration Statement”), which will include (i) a preliminary prospectus of Vast relating to the offer of securities to be issued in connection with the proposed business combination and (ii) a preliminary proxy statement of NETC to be distributed to the holders of NETC’s capital stock in connection with NETC’s solicitation of proxies for a vote by NETC’s stockholders with respect to the proposed business combination and other matters described in the Registration Statement. NETC and Vast also plan to file other documents with the SEC regarding the proposed Business Combination. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of NETC. INVESTORS AND SECURITY HOLDERS OF NETC AND VAST ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.

Investors and security holders can obtain free copies of the proxy statement/prospectus and other documents containing important information about NETC and Vast once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by NETC may be obtained free of charge from NETC’s website at www.nabors-etcorp.com or by written request to NETC at 515 West Greens Road, Suite 1200, Houston, TX 77067.

Participants in the Solicitation

NETC, Nabors Industries Ltd. (“Nabors”), Vast and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NETC in connection with the proposed Business Combination. Information about the directors and executive officers of NETC is set forth in NETC’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022. To the extent that holdings of NETC’s securities have changed since the amounts printed in NETC’s Annual Report on Form 10-K for the year ended December 31, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the proposed Business Combination, NETC’s and Vast’s ability to consummate the transaction, the benefits of the transaction and NETC’s and Vast’s future financial performance following the transaction, as well as NETC’s and Vast’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on NETC and Vast management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, NETC and Vast disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. NETC and Vast caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of NETC and Vast. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the proposed transactions or to satisfy the conditions to the closing of the proposed transactions, including satisfaction of the minimum proceeds condition and the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the stockholders of NETC for the proposed transactions is not obtained; the failure to realize the anticipated benefits of the proposed transactions, including as a result of a delay in consummating the proposed transaction or difficulty in, or costs associated with, integrating the businesses of NETC and Vast; the amount of redemption requests made by NETC’s stockholders; the outcome of any legal proceedings that may be instituted against NETC or Vast following announcement of the transaction; the occurrence of events that may give rise to a right of one or both of NETC and Vast to terminate the definitive agreements related to the proposed Business Combination; difficulties or delays in the development of Vast’s concentrated solar power facilities; the risks related to the rollout of Vast’s business and the timing of expected business milestones; potential benefits and commercial attractiveness to its customers of Vast’s products; the potential success of Vast’s marketing and expansion strategies; and the effects of competition on Vast’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact NETC’s expectations and projections can be found in NETC’s periodic filings with the SEC, including NETC’s Annual Report on Form 10-K filed with the SEC on March 28, 2022, and any subsequently filed Quarterly Reports on Form 10-Q. NETC’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

William C. Conroy

+1 281-775-2423

William.conroy@nabors-etcorp.com

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